TO:               PHIL HUSTON                                  DECEMBER 30, 1994
FROM:             ROBERT S. HERMAN

REF: INDEPENDENT SALES REPRESENTATIVE AGREEMENT dated 28 MARCH 1990 FIRST AMENDMENT to the above document dated MARCH 1, 1991 specifically: AMENDMENT "A", II. B.

RE: ADJUSTMENT OF THE SPECIFIED MINIMUM MONTHLY PETROLEUM FEE and the implementation of shared revenue from ALTERNET delivery of message traffic.



1) Effective March 1, 1995, the MINIMUM MONTHLY PETROLEUM FEE will be increased from the current figure of $44.00 per unit per month to $50.00 per unit per month. This amount will remain in place until the next adjustment date of March 1, 1997.

2) Effective April 1, 1995 DTN is projected to have recovered initial developmental, implementation, overhead, and operational costs for the telephone-based system known as ALTERNET. With the understanding that DTN retains full rights to recover further expansion, development, overhead, and operational costs as they may occur in the future, DTN will undertake the inclusion of Revenues, less the above-referenced expenses and less direct phone line or VAN expenses, into the general pool of funds subject to our revenue sharing agreement. Under this agreement, Mr. Huston will receive 40% of these revenues.

The determination of all amounts and all appropriateness of allocations for recoverable expenses relating to Alternet operations is solely at the discretion of DTN, and my be changed at any time by DTN, and my be changed at any time by DTN according to the then-existing situation. Changes to the expense withholding amount from Alternet gross revenues are not tied to the two-year cycle as is item #1 above.

By way of reference, DTN's budgeting projections would indicate that the ongoing expense level on a month-to-month basis will be in the range of $5,000 per month. This includes operations, implementation of upgrades, and overhead allocations. It does not include further hardware for additional expansion of the system beyond that which will be paid for by April 1, 1995.

3) All other terms, including various letters of understanding, remain unchanged other than as amended herein.

ACKNOWLEDGED ON THIS DATE

/s/ Robert S. Herman                             /s/ Phil Huston
-------------------------------                --------------------------------
Robert S. Herman                               Phil Huston
Senior Vice President                          Independent Sales Representative
Data Transmission Network Corp.                DTNergy


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